Exhibit 10.2

LICENSE AGREEMENT

BETWEEN

CHICAGO ATLANTIC BDC, INC.

AND

CHICAGO ATLANTIC BDC ADVISERS, LLC

This License Agreement (this “Agreement”) is made as of this 1st day of October, 2024 (the “Effective Date”), by and between Chicago Atlantic BDC Advisers, LLC, a Delaware limited liability company (the “Licensor”) and Chicago Atlantic BDC, Inc., a Maryland corporation (the “Licensee”).

WHEREAS, the Licensor has certain common law rights in the trade name “Chicago Atlantic” (the “Licensed Name”).

WHEREAS, the Licensee is a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended;

WHEREAS, pursuant to the Investment Advisory Agreement dated as of October 1, 2024, as may be amended from time to time, by and between the Licensor and the Licensee (the “Investment Advisory Agreement”), the Licensee has engaged the Licensor to act as the investment adviser to the Licensee; and

WHEREAS, the Licensee desires to use the Licensed Name in connection with the operation of its business, and the Licensor is willing to permit the Licensee to use the Licensed Name, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

LICENSE GRANT

1.1        License. Subject to the terms and conditions of this Agreement, the Licensor hereby grants to the Licensee, and the Licensee hereby accepts from the Licensor, a personal, non-exclusive, royalty-free right and license to use the Licensed Name solely and exclusively as an element of the Licensee’s own company name and in connection with the conduct of its business. Except as provided above, neither the Licensee nor any affiliate, owner, director, officer, employee or agent thereof shall otherwise use the Licensed Name or any derivative thereof without the prior express written consent of the Licensor, to be provided in the Licensor’s sole and absolute discretion. All rights not expressly granted to the Licensee hereunder shall remain the exclusive property of the Licensor.

1.2        Licensor’s Use. Nothing in this Agreement shall preclude the Licensor, its affiliates, or any of their respective successors or assigns from using, or permitting other entities to use, the Licensed Name, whether or not such entity directly or indirectly competes or conflicts with the Licensee’s business in any manner.

ARTICLE 2

OWNERSHIP

2.1        Ownership. The Licensee acknowledges and agrees that the Licensor is the owner of all right, title, and interest in and to the Licensed Name, and all such right, title, and interest shall remain with the Licensor. The Licensee shall not otherwise contest, dispute, or challenge the Licensor’s right, title, and interest in and to the Licensed Name.

2.2        Goodwill. All goodwill and reputation generated by the Licensee’s use of the Licensed Name shall inure to the benefit of the Licensor. The Licensee shall not, by any act or omission, use the Licensed Name in any manner that disparages or reflects adversely on the Licensor, or its business or reputation. Except as expressly provided herein, neither party may use any trademark or service mark of the other party without that party’s prior written consent, which consent shall be given in that party’s sole discretion.

ARTICLE 3

COMPLIANCE

3.1        Quality Control. In order to preserve the inherent value of the Licensed Name, the Licensee agrees to use reasonable efforts to ensure that it maintains the quality of the Licensee’s business, and the operation thereof, equal to the standards prevailing in the operation of the Licensor’s and the Licensee’s business, as of the date of this Agreement. The Licensee further agrees to use the Licensed Name in accordance with such quality standards as may be reasonably established by the Licensor, and communicated to the Licensee from time to time in writing, or as may be agreed to by the Licensor and the Licensee from time to time in writing.

3.2        Compliance With Laws. The Licensee agrees that the business operated by it in connection with the Licensed Name shall comply in all material respects with all laws, rules, regulations and requirements of any governmental body in the United States of America (the “Territory”) or elsewhere, as may be applicable to the operation, advertising and promotion of the business, and that it shall notify the Licensor of any action that must be taken by the Licensee to comply with such law, rules, regulations or requirements. Without limiting the foregoing, the Licensee agrees that its investments shall be designed to be compliant with all applicable laws and regulations within the jurisdictions in which they are made or to which the Licensee is otherwise subject, including U.S. federal laws.

3.3       Notification of Infringement. Each party shall immediately notify the other party, and provide to the other party all relevant background facts, upon becoming aware of (i) any registrations of, or applications for registration of, marks in the Territory that do or may conflict with the Licensed Name, and (ii) any infringements, imitations, or illegal use or misuse of the Licensed Name in the Territory.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1       Mutual Representations. Each party hereby represents and warrants to the other party as follows:

(a)  Due Authorization. Such party is duly formed and in good standing, as of the Effective Date, and the execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party.

(b)  Due Execution. This Agreement has been duly executed and delivered by such party and, with due authorization, execution and delivery by the other party, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(c)  No Conflict. Such party’s execution, delivery and performance of this Agreement do not: (i) violate, conflict with, or result in the breach of, any provision of the organizational documents of such party; (ii) conflict with or violate any law or governmental order applicable to such party or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice, or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any contract, agreement, lease, sublease, license, permit, franchise, or other instrument or arrangement to which it is a party.

ARTICLE 5

TERM AND TERMINATION

5.1       Term. This Agreement shall remain in effect only for so long as the Licensor, or one of its affiliates, remains the Licensee’s investment adviser.

5.2       Upon Termination. Upon expiration or termination of this Agreement, all rights granted to the Licensee under this Agreement with respect to the Licensed Name shall cease, and the Licensee shall immediately discontinue use of the Licensed Name.

ARTICLE 6

MISCELLANEOUS

6.1       Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign, delegate or otherwise transfer this Agreement, or any of its rights or obligations hereunder, without the prior written consent of the other party. No assignment by either party permitted hereunder shall relieve the applicable party of its obligations under this Agreement. Any assignment by either party in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning party’s rights and obligations hereunder.

 6.2       Independent Contractor. This Agreement does not give any party, or permit any party to represent that it has, any power, right or authority to bind the other party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other party.

6.3       Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the other party at its principal office.

6.4       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law rules. To the fullest extent permitted by law, in the event of any dispute arising out of the terms and conditions of this Agreement, the parties hereto consent and submit to the jurisdiction of the courts of the State of New York in the county of New York, and of the U.S. District Court for the Southern District of New York.

6.5       Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto.

6.6       No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights, or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

6.7       Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

6.8       Headings. The descriptive headings contained in this Agreement are for convenience of reference only, and shall not affect in any way the meaning or interpretation of this Agreement.

6.9       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Either party may deliver an executed copy of this Agreement, and of any documents contemplated hereby, by facsimile or other electronic transmission to the other party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

6.10       Entire Agreement. This Agreement, the Investment Advisory Agreement and that certain Administration Agreement, dated as of July 27, 2021, as may be amended from time to time, by and between the Licensee and the Licensor, constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to such subject matter.

6.11       Third-Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

CHICAGO ATLANTIC BDC, INC.

By:	/s/ Andreas Bodmeier
Name: Andreas Bodmeier
Title: Chief Executive Officer

CHICAGO ATLANTIC BDC ADVISERS, LLC

By:	/s/ John Mazarakis
Name: John Mazarakis
Title: Director

By:	/s/ Scott Gordon
Name: Scott Gordon
Title: Director

[Signature Page to License Agreement]